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                                                                       Exhibit 1

                                                                  EXECUTION COPY

                                  MGM MIRAGE

                   8 3/8% Senior Subordinated Notes Due 2011

                            UNDERWRITING AGREEMENT

                                                              New York, New York
                                                                January 18, 2001

To the Representatives named in Schedule I hereto of the Underwriters named in Schedule II hereto

Ladies and Gentlemen:

          MGM MIRAGE, a corporation organized under the laws of Delaware (the "Company"), proposes to sell to the several underwriters named in Schedule II hereto (the "Underwriters"), for whom you (the "Representatives") are acting as representatives, the principal amount of its securities identified in Schedule I hereto (the "Notes"), to be issued under an indenture (the "Indenture") among the Company, certain subsidiaries of the Company (the "Subsidiary Guarantors") who have guaranteed, pursuant to guarantees included in the Indenture (the "Subsidiary Guarantees"), the interest and other amounts payable on the Notes and United States Trust Company of New York as trustee (the "Trustee").

          The Company and the Subsidiary Guarantors have filed with the Commission a registration statement (as amended to the date of this Agreement, the "Registration Statement") on Form S-3 (No. 333-33200) including a prospectus relating to the registration of debt and common stock of the Company, including the Notes and the Subsidiary Guarantees pursuant to the Securities Act of 1933, as amended (the "Act"), and have filed with, mailed for filing to, or shall promptly hereafter file with or transmit to the Commission a final prospectus supplement specifically relating to the Notes and the Subsidiary Guarantees pursuant to Rule 424 promulgated under the Act. The Registration Statement has been declared effective by the Commission under the Act.

          Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus,
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any Preliminary Final Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 17 hereof.

          1.  Representations and Warranties.  The Company and the Company
              -------------------------------
Subsidiary Guarantors jointly and severally represent and warrant to each Underwriter as set forth below in this Section 1, as of the date hereof and as of the Closing Date.

          (a) The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission the Registration Statement, including a related basic prospectus, for registration under the Act of the offering and sale of debt securities and common stock. The Registration Statement has been declared effective by the Commission. The Company may have filed one or more amendments thereto, including a Preliminary Final Prospectus, each of which has previously been furnished to you. The Company will next file with the Commission a Final Prospectus in accordance with Rules 415 and 424(b). The Company has included in the Registration Statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in the Registration Statement and the Final Prospectus. As filed, such Final Prospectus shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and any Preliminary Final Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

          (b)  On the Effective Date, the Registration Statement did or will, and when the Final Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined herein), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did
     not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date, and on the Closing Date, the Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder; and, on the Effective Date, the Final Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material
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     fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided,
                                                               --------
     however, that the Company makes no representations or warranties as to (i)
     -------
     that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto).

          (c) The accountants who certified the financial statements and supporting schedules included in the Registration Statement and the Final Prospectus are independent public accountants as required by the Act.

          (d) The financial statements of the Company included in the Registration Statement and the Final Prospectus present fairly the respective financial positions of the Company and its consolidated subsidiaries as at the dates indicated and the results of their operations for the periods specified; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; the supporting schedules included in the Registration Statement present fairly the information required to be stated therein; and the Company's ratio of earnings to fixed charges (actual and, if any, pro forma) included in the Final Prospectus have been calculated in compliance with Item 503(d) of Regulation S-K of the Commission.

          (e) Since the respective dates as of which information is given in the Registration Statement and the Final Prospectus, except as otherwise stated therein, (i) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries, considered as one enterprise, and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (f) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Final Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the
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     ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

          (g) Except in connection with the operation of MGM Grand Australia Pty, Ltd. and MGM South Africa Pty, Ltd., the Company does not own, lease or license any asset or property or conduct any business outside the United States of America other than in connection with foreign marketing offices that are incidental to the Company's marketing activities. Each of the subsidiaries of the Company listed on Schedule III hereto (collectively, the "Company Subsidiaries" and, individually, each a "Company Subsidiary") has been duly incorporated or formed and is validly existing as a corporation or limited liability company in good standing under the laws of its state or other jurisdiction of incorporation or formation. Each Company Subsidiary is duly qualified and in good standing as a foreign corporation or limited liability company in each jurisdiction in which the character or location of its assets or property (owned, leased or licensed) or the nature of its business makes such qualification necessary, except for such jurisdictions where the failure to qualify would not have a material adverse effect on the assets or properties, business, results of operations or financial condition of the Company and its subsidiaries considered as one enterprise. Except through the Company's interest in Victoria Partners, a Nevada general partnership, and Marina District Development Holding Co., LLC, a New Jersey limited liability company, the Company does not control, directly or indirectly, any corporation, partnership, joint venture, association or other business organization other than the Company Subsidiaries. All of the issued and outstanding capital stock of each Company Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except for liens permitted under the Indenture as described under "Limitations on Liens" in the Final Prospectus; provided, that the Underwriters understand
                                     --------
     that the terms of the Company's Senior Notes and Credit Facilities may, upon a loss of an investment grade rating for the Senior Notes, require the Company and the Subsidiary Guarantors to pledge substantially all of their assets in support thereof. The terms "Senior Notes" and "Credit Facilities" as used herein shall have the meanings assigned to such term under "Description of the Notes" in the Final Prospectus.

          (h)  [Reserved.]

          (i) Each of the Company and the Company Subsidiaries has all requisite corporate or limited liability company power and authority, and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental or regulatory bodies or any other person or entity, including any and all licenses, permits and approvals required under any
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     foreign, federal, state or local law (including the Nevada Gaming Control
     Act, the New Jersey Casino Control Act, the Michigan Gaming Control and Revenue Act, the Mississippi Gaming Control Act, the Gaming Control Act of 1933 of the Northern Territory of Australia and the rules and regulations thereunder and any similar laws and regulations governing any aspect of legalized gaming in any foreign, federal, state or local jurisdiction (collectively, the "Gaming Laws")), to own, lease and license its assets and properties and to conduct its business, but only to the extent the same are currently conducted and operated as described in the Registration Statement and the Final Prospectus, and, except to the extent disclosed in the Registration Statement and the Final Prospectus with respect to Gaming Laws, to issue the Notes and execute the Subsidiary Guarantees. Except to the extent disclosed in the Registration Statement and the Final Prospectus with respect to Gaming Laws, the Company and each of the Company Subsidiaries have fulfilled and performed in all material respects all of their obligations with respect to such authorizations, approvals, consents, orders, licenses, certificates and permits, and neither the Company nor any Company Subsidiary is in violation of any term or provision of any such authorizations, approvals, consents, orders, licenses, certificates or permits, nor has any event occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or which could result in any material impairment of the rights of the holder thereof. Neither the Company nor any of the Company Subsidiaries has any reason to believe that any governmental or regulatory body is considering modifying, limiting, conditioning, suspending, revoking or not renewing any such authorizations, approvals, consents, orders, licenses, certificates or permits of the Company or any of the Company Subsidiaries or that such governmental or regulatory bodies are investigating the Company or any of the Company Subsidiaries or related parties (other than normal overseeing reviews by such bodies incident to the gaming activities and casino management activities of the Company and the Company Subsidiaries).

          (j) Neither the Company, nor any Company Subsidiary, is in violation of its charter or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any Company Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Company Subsidiary is subject, except for any violation or default which, individually or in the aggregate, would not have a material adverse effect on the Company and the Company Subsidiaries considered as one enterprise; and the execution, delivery and performance by the Company and each of the Subsidiary Guarantors party to this Agreement, the Indenture, the Notes and the Subsidiary Guarantees and the consummation of the transactions contemplated herein and therein and compliance by the Company and the Subsidiary Guarantors with their obligations hereunder and thereunder have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Company Subsidiary pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any Company Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Company Subsidiary is subject, nor will such action result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of the Company or any Company Subsidiary or any applicable law, administrative regulation or administrative or court decree.

          (k) No labor dispute with the employees of the Company or any Company Subsidiary exists or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors, in either case which could reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and the Company Subsidiaries considered as one enterprise.

          (l) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any Company Subsidiary, which is required to be disclosed in the Registration Statement or the Final Prospectus (other than as disclosed therein), or which could reasonably be expected to result in a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and the Company Subsidiaries considered as one enterprise, or which could reasonably be expected to materially and adversely affect the properties or assets thereof or which could reasonably be expected to materially and adversely affect the consummation of the transactions contemplated by this Agreement; all pending legal or governmental proceedings to which the Company or any Company Subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement or the Final Prospectus, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material; and there are no contracts or documents of the Company or any Company Subsidiary which are required to be filed as exhibits to the Registration Statement or otherwise included by the Act which have not been so filed or included.

          (m) The Company and the Company Subsidiaries own, have incidental rights to or possess the right to use to the extent necessary in their businesses, or can acquire on reasonable terms, the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, "proprietary rights") presently employed by them in connection with the business now operated by them, and neither the Company nor any Company Subsidiary has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any proprietary rights, or of any facts which would render any proprietary rights invalid or inadequate to protect the interest of the Company or any Company Subsidiary therein, and which failure, infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and the Company Subsidiaries considered as one enterprise.

          (n) No authorization, approval or consent of any court or governmental authority or agency is necessary in connection with the offering, issuance or sale of the Notes or the execution of the Subsidiary Guarantees, other than as required under Gaming Laws (which have been obtained) or as disclosed in the Registration Statement and the Final Prospectus, and except such as may be required under the Act or state securities laws or the qualification of the Indenture under the Trust Indenture Act.

          (o) This Agreement has been duly authorized by the Company and the Subsidiary Guarantors, and at the Closing Date, will be duly executed and delivered by the Company and the Subsidiary Guarantors, and will constitute a valid and binding agreement of the Company and the Subsidiary Guarantors, enforceable against them in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

          (p) The Indenture has been duly authorized by the Company and the Subsidiary Guarantors and, at the Closing Date, will have been duly qualified under the Trust Indenture Act and duly executed and delivered by the Company and the Subsidiary Guarantors and, at such time, will constitute a valid and binding agreement of the Company and the Subsidiary Guarantors, enforceable against them in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

          (q) The Notes have been duly authorized and, at the Closing Date, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles, and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

          (r) The Company has all requisite corporate power and authority to enter into this Agreement and the Indenture and to carry out the provisions and conditions hereof and thereof.

          (s) Each Subsidiary Guarantor has all requisite corporate or limited liability company power and authority to enter into this Agreement and the Indenture and to carry out the provisions and conditions hereof and thereof.

          (t) The Notes and the Indenture (including the Subsidiary Guarantees therein) will conform in all material respects to the respective statements relating thereto contained in the Final Prospectus and will be in substantially the respective forms filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement.

          (u) The Notes are and will be (i) subordinated in right of payment to all Senior Indebtedness of the Company that is outstanding on the date hereof or that may be incurred hereafter and (ii) equal in right of payment with all other indebtedness of the Company that is outstanding on the date hereof or that may be incurred hereafter (except for future indebtedness of the Company that may be subordinated to the Notes).

          (v) The Subsidiary Guarantee of each Subsidiary Guarantor is and will be (i) subordinated in right of payment to all Senior Indebtedness of the applicable Subsidiary Guarantor that is outstanding on the date hereof or that may be incurred hereafter and (ii) equal in right of payment with all other indebtedness of such Subsidiary Guarantor that is outstanding on the date hereof or that may be incurred hereafter (except for future indebtedness of such Subsidiary Guarantor that may be subordinated to the Notes).

          Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Notes shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

          2.  Purchase and Sale.  Subject to the terms and conditions and in
              ------------------
reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in
Schedule I hereto, the principal amount of the Notes set forth opposite such Underwriter's name in Schedule II hereto.

          3.  Delivery and Payment.  Delivery of and payment for the Notes shall
              ---------------------
be made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Notes being herein called the "Closing Date"). Delivery of the Notes shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Notes shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

          4.  Offering by Underwriters.  It is understood that the several
              -------------------------
Underwriters propose to offer the Notes for sale to the public as set forth in the Final Prospectus.

          5.  Agreements.  The Company and each of the Subsidiary Guarantors,
              -----------
jointly and severally, agrees with each Underwriter as follows:

          (a) The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the Notes, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Final Prospectus) to the Basic Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Final Prospectus is otherwise required under Rule 424(b), the Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing.

          The Company will promptly advise the Representatives:

               (1) when the Registration Statement, if not effective at the Execution Time, shall have become effective;

               (2) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission;

               (3) when, prior to termination of the offering of the Notes, any amendment to the Registration Statement shall have been filed or become effective;

               (4) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information;

               (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose; and

               (6) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

          (b) If, at any time when a prospectus relating to the Notes is required to be delivered under the Act, any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will (1) notify the Representatives of such event, (2) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and (3) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

          (c) As soon as practicable, but not later than 50 days after the close of the period covered thereby, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

          (d) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Final Prospectus and the Final Prospectus and any supplement thereto as the Representatives may reasonably request.

          (e) The Company will arrange, if necessary, for the qualification of the Notes for sale under the laws of such jurisdictions as the Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the Notes and will pay any fee of the National Association of Securities Dealers, Inc., in connection with its review of the offering; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Notes, in any jurisdiction where it is not now so subject.

          (f) The Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any debt securities issued or guaranteed by the Company (other than the Notes) or publicly announce an intention to effect any such transaction, until the Business Day set forth on Schedule I hereto.

          (g) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes.

          (h) The Company will use the net proceeds received by it from the sale of the Notes to repay a portion of the Company's outstanding indebtedness under its senior term loan which matures on April 6, 2001.

          6.   Conditions to the Obligations of the Underwriters.  The
               --------------------------------------------------
obligations of the Underwriters to purchase the Notes shall be subject to the accuracy of the representations and warranties on the part of the Company and the Subsidiary Guarantors contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Company and the Subsidiary Guarantors made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Subsidiary Guarantors of their respective obligations hereunder and to the following additional conditions:

          (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Representatives agree in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 PM New York City time, on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or (ii) 9:30 AM on the Business Day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of the Final Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Final Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

          (b)  At the Closing Date the Representatives shall have received:

               (1) The favorable opinion, dated as of the Closing Date, of Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, and covering the matters described in Exhibit A hereto.

               (2) The favorable opinion, dated as of the Closing Date, of Lionel, Sawyer & Collins, Nevada counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, and covering the matters described in Exhibit B hereto.

               (3) The favorable opinion, dated as of the Closing Date, of Sterns & Weinroth, New Jersey counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, and covering the matters described in Exhibit C hereto.

               (4) The favorable opinion, dated as of the Closing Date, of Dickinson Wright PLLC, Michigan counsel to the Company, in form and substance satisfactory to counsel for the Underwriters, and covering the matters described in Exhibit D hereto.

               (5) The favorable opinion, dated as of the Closing Date, of Eaton and Cottrell P.A., Mississippi counsel to the Company, in form and substance satisfactory to counsel for the Underwriters, and covering the matters described in Exhibit E hereto.

               (6) The favorable opinion, dated as of the Closing Date, of Gibson, Dunn & Crutcher, counsel for the Underwriters, and covering the matters described in Exhibit F hereto.

          In giving their opinions required by subsections (b)(1) and (b)(6), respectively, of this Section, Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP and Gibson, Dunn & Crutcher shall each additionally state that nothing has come to their attention that would lead them to believe that the Registration Statement (except for financial statements and schedules and other financial or statistical data included or incorporated by reference therein and that part of the Registration Statement which constitutes the Trustee's Statement of Eligibility and Qualification under the Trust Indenture Act (Form T-1), as to which counsel need make no statement), at the time it became effective or at the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Final Prospectus (except for financial statements and schedules and other financial or statistical data included or incorporated by reference therein, as to which counsel need make no statement), at the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (c) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board, the Chief Executive Officer, or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus, any supplements to the Final Prospectus and this Agreement and that:

               (i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

               (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

               (iii) since the date of the most recent financial statements included or incorporated by reference in the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto)

          (d) At the time of the execution of this Agreement, the Representatives shall have received from Arthur Andersen LLP, independent public accountants, a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that:

               (i) they are independent public accountants with respect to the Company and its subsidiaries within the meaning of the Act, and the Exchange

     Act;

               (ii) it is their opinion that the financial statements and supporting schedules included in the Registration Statement and the Final Prospectus and covered by their opinions therein comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act;

               (iii) based upon limited procedures set forth in detail in such letter, nothing has come to their attention which causes them to believe that (A) the unaudited financial statements and supporting schedules of the Company and its subsidiaries included in the Registration Statement and the Final Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act or are not presented in conformity with generally accepted accounting principles applied on a basis consistent with that of the audited financial statements included in the Registration Statement, or (B) the unaudited amounts of revenues, operating income, income from operations and net income set forth under "Selected Consolidated Financial and Other Data" in the Final Prospectus were not determined on a basis consistent with that used in determining the corresponding amounts in the audited financial statements included in the Registration Statement and the Final Prospectus; and

               (iv) in addition to the examination referred to in their opinions and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included in the Registration Statement and Final Prospectus and which are specified by the Representatives, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its subsidiaries identified in such letter.

          (e) At Closing Date, the Representatives shall have received from Arthur Andersen LLP, independent public accountants, a letter, dated as of the Closing Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the specified date referred to shall be a date not more than five days prior to the Closing Date.

          (f) At the Closing Date, the Notes shall be rated at least Ba2 by Moody's Investors Service, Inc. and BB+ by Standard & Poor's Ratings Group, and the Company shall have delivered to the Representatives a letter, dated as of or prior to the Closing Date, from each such rating agency, or other evidence satisfactory to the Representatives, confirming that the Notes have such ratings; and, subsequent to the execution and delivery of this Agreement and prior to the Closing Date, (A) there shall not have occurred a downgrading in the rating assigned to the Notes or any of the Company's other debt securities by any nationally recognized securities rating agency, and (B) no such securities rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Notes or any of the Company's other debt securities.

          (g) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto), there shall not have been any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto) the effect of which, in any case, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Notes as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto).

          (h) At the Closing Date counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Notes as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Notes as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

          If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing. The documents required to be delivered by this
Section 6 shall be delivered at the office of Gibson, Dunn & Crutcher LLP, counsel for the Underwriters, at 333 S. Grand Avenue, Los Angeles, California on the Closing Date.

          7.   Expenses.  The Company will pay all expenses  incident to the
               ---------
performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery of this Agreement and the Indenture, (iii) the preparation, issuance and delivery of the certificates for the Notes to the Underwriters, (iv) the fees and disbursements of the Company's counsel and accountants, (v) the qualification of the Notes under securities laws in accordance with the provisions of Section 5(e) hereof, including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of a blue sky survey, if any, (vi) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, of each preliminary prospectus, and of the Final Prospectus and any amendments or supplements thereto, (vii) the printing and delivery to the Underwriters of copies of a blue sky survey, (viii) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Notes; (ix) any fees payable in connection with the rating of the Notes; and (x) the fee of the National Association of Securities Dealers, Inc.

          If the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in
Section 6 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Salomon Smith Barney Inc. and Merrill Lynch Pierce Fenner & Smith Incorporated on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Notes.

          8.  Indemnification and Contribution. (a)  The Company and each of the
              ---------------------------------
Subsidiary Guarantors, jointly and severally, agrees to indemnify and hold harmless each Underwriter (including any Underwriter in its role as Qualified Independent Underwriter), the directors, officers, employees and agents of each Underwriter (including any Underwriter in its role as Qualified Independent Underwriter) and each person who controls any Underwriter (including any Underwriter in its role as Qualified Independent Underwriter) within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Notes as originally filed or in any amendment thereof, or in the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however,
                                                             --------  -------
that the Company and the Subsidiary Guarantors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company or the Subsidiary Guarantors may otherwise have.

          (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page regarding delivery of the Notes and, under the heading "Underwriting" (i) the list of Underwriters and their respective participation in the sale of the Notes, (ii) the sentences related to concessions and reallowances (iii) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Final Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Final Prospectus or the Final Prospectus and (iv) the sentences related to the "qualified independent underwriter."

          (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be
                            --------  -------
satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel (which shall be reimbursed as they are incurred) if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party, provided,
                                                                     --------
that it is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent and an indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

          (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the Underwriters (including any Underwriter in its role as Qualified Independent Underwriter) may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Notes; provided, however, that in no case shall any Underwriter (except as may be
--------  -------
provided in any agreement among underwriters relating to the offering of the Notes) be responsible for any amount in excess of the underwriting discount or commission applicable to the Notes purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

          9.  Default by an Underwriter.  If any one or more Underwriters shall
              --------------------------
fail to purchase and pay for any of the Notes agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Notes set forth opposite their names in Schedule II hereto bears to the aggregate principal amount of Notes set forth opposite the names of all the remaining Underwriters) the Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate
                        --------  -------
principal amount of Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Notes set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Notes, and if such nondefaulting Underwriters do not purchase all the Notes, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

          10. Termination.  This Agreement shall be subject to termination in
              ------------
the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Notes, if at any time prior to such time (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange or the National Association of Securities Dealers, Inc., (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Notes as contemplated by the Final Prospectus (exclusive of any supplement thereto).

          11.  Representations and Indemnities to Survive. The respective
               ------------------------------------------
agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in
Section 8 hereof, and will survive delivery of and payment for the Notes. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

          12.  Notices.  All communications hereunder will be in writing and
               --------
effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Salomon Smith Barney Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Salomon Smith Barney Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed (fax no: (702) 693-7628) and confirmed to it at MGM MIRAGE 3600 Las Vegas Boulevard South, Las Vegas, Nevada 89109, Attention: General Counsel.

          13.  Successors.  This Agreement will inure to the benefit of and be
               -----------
binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in
Section 8 hereof, and no other person will have any right or obligation hereunder.

          14.  Applicable Law.  This Agreement will be governed by and construed
               ---------------
in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

          15.  Counterparts.  This Agreement may be signed in one or more
               ------------
counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

          16.  Headings.  The section headings used herein are for convenience
               ---------
only and shall not affect the construction hereof.

          17.  Definitions.  The terms which follow, when used in this
               ------------
Agreement, shall have the meanings indicated.

          "Act" shall mean the Securities Act of 1933, as amended and the rules and regulations of the Commission promulgated thereunder.

          "Basic Prospectus" shall mean the prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Effective Date including any Preliminary Final Prospectus.

          "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

          "Commission" shall mean the Securities and Exchange Commission.

          "Effective Date" shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

          "Final Prospectus" shall mean the final prospectus supplement relating to the Notes and the Subsidiary Guarantees that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus.

          "Preliminary Final Prospectus" shall mean any preliminary prospectus supplement to the Basic Prospectus which describes the Notes and the offering thereof and is used prior to filing of the Final Prospectus, together with the Basic Prospectus.

          "Registration Statement" shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

          "Rule 415", "Rule 424", "Rule 430A" and "Rule 462" refer to such rules under the Act.

          "Rule 430A Information" shall mean information with respect to the Notes and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

          "Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in
     Section 1(a) hereof.

          "Senior Indebtedness" shall have the meaning assigned to such term under "Description of the Notes" in the Final Prospectus.

          "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended and the rules and regulations of the Commission promulgated thereunder.

          18.  Agreement Regarding Tracinda.  The Underwriters hereby agree that
               ----------------------------
     in the event (i) there is any breach or default or alleged breach or default by the Company under this Agreement or (ii) the Underwriters have or may have any claim arising from or relating to the terms hereof, the Underwriters shall not commence any lawsuit or otherwise seek to impose any liability whatsoever against Kirk Kerkorian or Tracinda Corporation (collectively, "Tracinda"), unless Tracinda shall have commenced a lawsuit or otherwise initiated any claim against the Underwriters arising from or relating to this Agreement (a "Tracinda Action"). The Underwriters hereby further agree that unless a Tracinda Action has been commenced: (i) Tracinda shall not have any liability whatsoever with respect to this Agreement or any matters relating to or arising from this Agreement, including any alleged breach of or default under this Agreement by the Company; and (ii) the Underwriters shall not assert or permit any party claiming through it to assert a claim or impose any liability against Tracinda as to any matter or thing arising out of or relating to this Agreement or any alleged breach or default under this Agreement by the Company. In addition, the Underwriters agree that Tracinda is not a party to this Agreement.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

                                  Very truly yours,

                                  MGM MIRAGE


                                  By: /s/ Scott Langsner
                                      _____________________________
                                      Name:   Scott Langsner
                                      Title:  Senior Vice President
                                      Secretary/Treasurer

                    Joined in and agreed to and accepted by the following Subsidiary Guarantors as of the date first above written:


                    MGM Grand Hotel, LLC, a Nevada limited liability company MGM Grand Movieworld, Inc., a Nevada corporation
                    Grand Laundry, Inc., a Nevada corporation
                    Destron, Inc., a Nevada corporation
                    Destron Marketing, Inc., a Nevada corporation
                    MGM Grand Merchandising, Inc., a Nevada  corporation
                    MGM Grand Atlantic City, Inc., a New Jersey corporation MGM MIRAGE Development, Inc., a Nevada corporation
                    MGM Grand Detroit, Inc., a Delaware corporation
                    New York-New York Hotel & Casino, LLC, a Nevada limited liability company
                    Metropolitan Marketing, LLC, a Nevada limited liability company
                    The Primadonna Company, LLC, a Nevada limited liability company
                    PRMA, LLC, a Nevada limited liability company
                    PRMA Land Development Company, a Nevada corporation PRMA-MS, Inc., a Mississippi corporation
                    New PRMA Las Vegas, Inc., a Nevada corporation
                    Mirage Resorts, Incorporated, a Nevada corporation
                    AC Holding Corp., a Nevada corporation
                    AC Holding Corp. II, a Nevada corporation
                    The April Cook Companies, a Nevada corporation
                    MGM MIRAGE Design Group, a Nevada corporation
                    Beau Rivage Distribution Corp., a Mississippi corporation Beau Rivage Resorts, Inc., a Mississippi corporation Bellagio, LLC, a Nevada limited liability company Boardwalk Casino, Inc., a Nevada corporation
                    GNL, Corp., a Nevada corporation
                    GNLV, Corp., a Nevada corporation
                    Golden Nugget Aviation Corp., a Nevada corporation
                    Golden Nugget Manufacturing Corp., a Nevada corporation
                    LV Concrete Corp., a Nevada   corporation
                    MAC, Corp., a New Jersey corporation
                    MH, Inc., a Nevada corporation
                    The Mirage Casino-Hotel, a Nevada corporation
                    Mirage Leasing Corp., a Nevada corporation

                    MRGS Corp., a Nevada corporation
                    Restaurant Ventures of Nevada, Inc., a Nevada corporation Treasure Island Corp., a Nevada corporation
                    Beau Rivage Marketing Corp., a Nevada corporation
                    Bungalow, Inc., a Mississippi corporation
                    Country Star Las Vegas, LLC, a Nevada limited liability company
                    D.A.P. Corporation, a Pennsylvania corporation
                    EGARIM, Inc., an Alabama corporation
                    GN Marketing Corp., a New York corporation
                    GNLV Marketing Corp. - Canada, a Nevada corporation
                    GNS Finance Corp., a Nevada corporation
                    Golden Nugget (ASIA) Ltd., a Nevada corporation
                    MGM MIRAGE Human Resources, Inc., a Nevada corporation Golden Nugget Finance Corp., a Nevada corporation
                    MGM MIRAGE Operations, Inc., a Nevada corporation
                    Golden Nugget Marketing Corp., a California corporation Golden Nugget Marketing Corp., a Texas corporation
                    Golden Nugget Marketing Corp.- Illinois, a Nevada corporation
                    M.I.R. Travel, a Nevada corporation
                    MGM MIRAGE Entertainment and Sports, a Nevada corporation The Mirage-Golden Nugget Hong Kong, Ltd., a Nevada corporation
                    The Mirage-Golden Nugget Taiwan, Ltd., a Nevada corporation Mirage Hawaii Marketing Corp., a Nevada corporation
                    Mirage International, a Nevada corporation
                    Mirage Laundry Services Corp., a Nevada corporation
                    Mirage Resorts of Maryland, Inc., a Maryland corporation MGM MIRAGE Retail, a Nevada corporation
                    MGM MIRAGE Risk Management, a Nevada corporation
                    MGM MIRAGE Restaurant Development, LLC, a Nevada limited liability company
                    Golden Nugget Experience, LLC, a Nevada limited liability company
                    SHCR Corp., a Texas corporation
                    See Saw Sign Corp., a Nevada corporation
                    Treasure Island Productions, Inc., a Nevada corporation
                    MGM MIRAGE Advertising, Inc., a Nevada corporation
                    VidiAd, a Nevada corporation
                    MGM Acquisition Co. #54, a Nevada corporation
                    MGM Acquisition Co. #55, a Nevada corporation

                    MGM Acquisition Co. #56, a Nevada corporation



                    By: /s/ Scott Langsner
                        ____________________________
                        Name:   Scott Langsner
                        Title:  Secretary/Treasurer

The foregoing Agreement is
hereby confirmed and accepted
as of the date specified in
Schedule I hereto.

Salomon Smith Barney Inc.

By:  /s/ Wendell M. Brooks
     ________________________

     Name:  Wendell M. Brooks
     Title: Managing Director

Merrill Lynch, Pierce, Fenner & Smith
           Incorporated

By:  /s/ Matthew J. Sodl
     ________________________
     Name:  Matthew J. Sodl
     Title: Vice President

For themselves and the other
several Underwriters, if any,
named in Schedule II to the
foregoing Agreement.

                                  SCHEDULE I

Underwriting Agreement dated:  January 18, 2001

Registration Statement No.:  333-33200

Representative(s): Salomon Smith Barney Inc. and Merrill Lynch, Pierce, Fenner and Smith Incorporated

Title, Purchase Price and Description of Notes:

     Title: 8.375% Senior Subordinated Notes Due 2011

     Principal amount:  $400,000,000

     Purchase price (include accrued
      interest or amortization, if
      any):  100%

     Underwriting Discount:  1%

     Sinking fund provisions:  None.

     Redemption provisions:       Optional at 100%, plus Make Whole Premium
                                  based on Treasury Yield plus 50 basis points.

     Other provisions:            Repurchase at 101% at option of holders upon
                                  a Change of Control

Closing Date, Time and Location:  January 23, 2001 at 10:00 a.m. E.S.T. at
                                  Gibson, Dunn & Crutcher LLP
                                  333 S. Grand Avenue
                                  Los Angeles, CA 90071-3197

Type of Offering:  Non-delayed

Date referred to in Section 5(f) after which the Company may offer or sell debt securities issued or guaranteed by the Company without the consent of the Representative(s): the Closing Date

Modification of items to be covered by the letter from Arthur Andersen LLP delivered pursuant to
 Section 6(e) at the Closing Date:

                                  SCHEDULE II

                                            Principal Amount
                                                 of Notes to
Underwriters                                   be Purchased
------------                                ----------------

Salomon Smith Barney Inc. .............        $ 120,000,000
Merrill Lynch, Pierce, Fenner & Smith
           Incorporated   .............        $ 120,000,000
Banc of America Securities LLC                 $  16,000,000
Deutsche Banc Alex. Brown Inc.                 $  16,000,000
Banc One Capital Markets, Inc.                 $  16,000,000
Bear, Sterns & Co. Inc.                        $  16,000,000
CIBC World Markets Corp.                       $  16,000,000
Commerzbank Capital Markets Corp.              $  16,000,000
Fleet Securities, Inc.                         $  16,000,000
Lehman Brothers Inc.                           $  16,000,000
Scotia Capital (USA) Inc.                      $  16,000,000
SG Cowen Securities Corporation                $  16,000,000
                                               -------------

         Total.........................        $ 400,000,000
                                               =============

                                 Schedule III
                                 ------------

                             Company Subsidiaries

MGM Grand Hotel, LLC, a Nevada limited liability company
MGM Grand Movieworld, Inc., a Nevada corporation
Grand Laundry, Inc., a Nevada corporation
MGM MIRAGE Advertising, Inc., a Nevada corporation
Destron, Inc., a Nevada corporation
Destron Marketing, Inc., a Nevada corporation
MGM Grand Merchandising, Inc., a Nevada corporation
MGM Grand Atlantic City, Inc., a New Jersey corporation
MGM MIRAGE Development, Inc., a Nevada corporation
MGM Grand Detroit, Inc., a Delaware corporation
New York-New York Hotel & Casino, LLC, a Nevada limited liability company Metropolitan Marketing, LLC, a Nevada limited liability company
The Primadonna Company, LLC, a Nevada limited liability company
PRMA, LLC, a Nevada limited liability company
PRMA Land Development Company, a Nevada corporation
PRMA-MS, Inc., a Mississippi corporation
New PRMA Las Vegas, Inc., a Nevada corporation
Mirage Resorts, Incorporated, a Nevada corporation
AC Holding Corp., a Nevada corporation
AC Holding Corp. II, a Nevada corporation
The April Cook Companies, a Nevada corporation
MGM MIRAGE Design Group, a Nevada corporation
Beau Rivage Distribution Corp., a Mississippi corporation
Beau Rivage Resorts, Inc., a Mississippi corporation
Bellagio, LLC, a Nevada limited liability company
Boardwalk Casino, Inc., a Nevada corporation
GNL, Corp., a Nevada corporation
GNLV, Corp., a Nevada corporation
Golden Nugget Aviation Corp., a Nevada corporation
Golden Nugget Manufacturing Corp., a Nevada corporation
LV Concrete Corp., a Nevada corporation
MAC, Corp., a New Jersey corporation
MH, Inc., a Nevada corporation
The Mirage Casino-Hotel, a Nevada corporation
Mirage Leasing Corp., a Nevada corporation
MRGS Corp., a Nevada corporation
Restaurant Ventures of Nevada, Inc., a Nevada corporation
Treasure Island Corp., a Nevada corporation
Beau Rivage Marketing Corp., a Nevada corporation
Bungalow, Inc., a Mississippi corporation
Country Star Las Vegas, LLC, a Nevada limited liability company

D.A.P. Corporation, a Pennsylvania corporation
EGARIM, Inc., an Alabama corporation
GN Marketing Corp., New York corporation
GNLV Marketing Corp. - Canada, a Nevada corporation
GNS Finance Corp., a Nevada corporation
Golden Nugget (ASIA) Ltd., a Nevada corporation
MGM MIRAGE Human Resources, Inc., a Nevada corporation
Golden Nugget Finance Corp., a Nevada corporation
MGM MIRAGE Operations, Inc., a Nevada corporation
Golden Nugget Marketing Corp., a California corporation
Golden Nugget Marketing Corp., a Texas corporation
Golden Nugget Marketing Corp. - Illinois, a Nevada corporation
M.I.R. Travel, a Nevada corporation
MGM MIRAGE Entertainment and Sports, a Nevada corporation
The Mirage-Golden Nugget Hong Kong, Ltd., a Nevada corporation
The Mirage-Golden Nugget Taiwan, Ltd., a Nevada corporation
Mirage Hawaii Marketing Corp., a Nevada corporation
Mirage International, a Nevada corporation
Mirage Laundry Services Corp., a Nevada corporation
Mirage Resorts of Maryland, Inc., a Maryland corporation
MGM MIRAGE Retail, a Nevada corporation
MGM MIRAGE Risk Management, a Nevada corporation
MGM MIRAGE Restaurant Development, LLC, a Nevada limited liability company Golden Nugget Experience, LLC, a Nevada limited liability company
SHCR Corp., a Texas corporation
See Saw Sign Corp., a Nevada corporation
Treasure Island Productions, Inc., a Nevada corporation
MGM MIRAGE Advertising, Inc., a Nevada corporation
VidiAd, a Nevada corporation
MGM Acquisition Co. #54, a Nevada corporation
MGM Acquisition Co. #55, a Nevada corporation
MGM Acquisition Co. #56, a Nevada corporation
MGM MIRAGE Operations, Inc., a Nevada corporation
MGM MIRAGE Restaurant Development, LLC, a Nevada limited liability company MGM Grand Marketing, Ltd, a Hong Kong corporation
MGM Grand International, PTE Ltd, a Singapore corporation
MGM Grand Diamond, Inc., a Nevada corporation
MGM Grand Australia Pty Ltd., an Australia corporation
MGM Grand South Africa, Inc., a Nevada corporation
MGM Grand Detroit, LLC, a Delaware limited liability company
MGM Grand Detroit II, LLC, a Delaware limited liability company
Business Development Fund, LLC, a Delaware limited liability company
1533 North Woodward, Inc., a Michigan corporation
Diamond Darwin Pty Ltd., an Australia corporation
Diamond Leisure Pty Ltd., an Australia corporation
Territory Property Trust, an Australia corporation
Fernbank Pty Ltd., an Australia corporation

                                   Exhibit A
                                   ---------

                          Opinion matters covered by
        Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP,
                            counsel to the Company

          (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

          (ii) The Company has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus, but only to the extent the same are currently conducted and operated, and to enter into and perform its obligations under this Agreement, the Indenture and the Notes.

          (iii) To the best of their knowledge and information, the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where failure to be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and the Company Subsidiaries considered as one enterprise.

          (iv) Each Company Subsidiary that is a corporation has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its organization. Each Company Subsidiary that is a limited liability company has been duly formed and is validly existing as a limited liability company in good standing under the laws of the jurisdiction of its formation. Each Company Subsidiary has all requisite corporate or limited liability company power and authority to own, lease and operate its properties, to conduct its business as described in the Registration Statement and Prospectus but only to the extent the same are currently conducted and operated and to enter into and perform its obligations under this Agreement, the Indenture and the Subsidiary Guarantees and, to the best of their knowledge and information, is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where failure to be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and the Company Subsidiaries considered as one enterprise. Assuming that the Company acquired such shares in good faith and without knowledge of any adverse claim, to the best of such counsel's knowledge, all of the issued and outstanding capital stock of each Company Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity (except for liens permitted under the Indenture), except that all of the issued and outstanding shares of Destron Marketing, Inc. are owned of record by Terrence Lanni and Robert Moon.

          (v) This Agreement has been duly authorized, executed and delivered by the Company and the Subsidiary Guarantors.

          (vi) The Registration Statement is effective under the Act and, to the best of their knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act or, to the best of their knowledge and information, proceedings therefor initiated or threatened by the Commission.

          (vii) At the time the Registration Statement became effective and at the Closing Date, the Registration Statement (other than the financial statements and supporting schedules and other financial and statistical data included therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the Act.

          (viii) To the best of their knowledge and information, there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Registration Statement, other than those disclosed therein.

          (ix) The information in the Prospectus under "Description of the Notes," "Description of Our Long Term Debt" and "Description of Debt Securities," to the extent that it constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by them and is correct in all material respects.

          (x) To the best of their knowledge and information, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, the descriptions thereof or references thereto are correct in all material respects, and no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument so described, referred to, filed or incorporated by reference, where the consequences of such default would have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

          (xi) No authorization, approval, consent or order of any court or governmental authority or agency is required in connection with the offering, issuance or sale of the Notes and the Subsidiary Guarantees contemplated herein and in the Prospectus, except (a) as disclosed in the Registration Statement or (b) such as may be required under the Gaming Laws which have been obtained or the Act or state securities law or the qualification of the Indenture under the Trust Indenture Act; and, to the best of their knowledge and information, the execution, delivery and performance of this Agreement, the Indenture, the Notes and the Subsidiary Guarantees and the consummation of the transactions contemplated herein and therein and compliance by the Company and the Subsidiary Guarantors with its or their obligations hereunder and thereunder will not: (1) conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Company Subsidiary pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any Company Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Company Subsidiary is subject which would result in a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and the Company Subsidiaries considered as one enterprise; or (2) result in any violation of the provisions of (A) any applicable law, administrative regulation or administrative or court decree which would result in a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and the Company Subsidiaries considered as one enterprise or (B) the charter or by-laws of the Company or any Company Subsidiary.

          (xii) Other than as disclosed in the Final Prospectus, to the best of their knowledge and information, there are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Act.

          (xiii) The Indenture and the Notes have been duly authorized by the Company and, assuming the due authorization, execution and delivery of the Indenture by the Trustee, the Indenture constitutes, and the Notes (when executed by the Company and authenticated by the Trustee in the manner provided in the Indenture and delivered against payment therefor) will constitute, the valid and binding agreements of the Company enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar law relating to or affecting creditors' rights generally or by general equitable principles, and except that certain provisions of the Indenture and the Notes may not be enforceable in whole or in part under the laws of the State of Nevada, but the inclusion of such provisions does not affect the validity of such documents and such documents contain adequate provisions for enforcing payment of the monetary obligations of the Company under the Notes and for the practical realization of the rights and benefits afforded thereby, provided such enforcement is conducted in accordance with the procedures established by the laws of the State of Nevada.

          (xiv) The Indenture and the Subsidiary Guarantees contained within the Indenture have been duly authorized, executed and delivered by the Subsidiary Guarantors and (assuming the due authorization, execution and delivery of the Indenture by the Trustee) constitute valid and binding agreements of the Subsidiary Guarantors enforceable against the Subsidiary Guarantors in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar law relating to or affecting creditors' rights generally or by general equitable principles, and except that certain provisions of the above-referenced documents may not be enforceable in whole or in part under the laws of the State of

     Nevada, but the inclusion of such provisions does not affect the validity of such documents and such documents contain adequate provisions for enforcing payment of the monetary obligations of the Subsidiary Guarantors under the Subsidiary Guarantees and for the practical realization of the rights and benefits afforded thereby, provided such enforcement is conducted in accordance with the procedures established by the laws of the State of Nevada.

          (xv) The Notes and the Subsidiary Guarantees are in the form contemplated by the Indenture.

          (xvi) The Indenture has been duly qualified under the Trust Indenture Act.

          (xvii) Each document filed pursuant to the Exchange Act (other than the financial statements and supporting schedules included therein, as to which no opinion need be rendered) and incorporated or deemed to be incorporated by reference in the Prospectus complied when so filed as to form in all material respects with the Exchange Act.

          In giving its opinions required by subsection (b)(1) of Section 5, Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP shall be entitled to rely on the opinions of internal counsel to the Company and Lionel, Sawyer and Collins with respect to Nevada law matters, Eaton and Cottrell P.A. with respect to Mississippi law matters and Sterns & Weinroth with respect to New Jersey law matters.

                                   Exhibit B
                                   ---------

             Opinion matters covered by Lionel, Sawyer & Collins,
                         Nevada counsel to the Company

          (i) Each of the domestic Company Subsidiaries identified as Nevada corporations on Schedule C hereto (the "Nevada Subsidiaries") that is a corporation, has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Nevada. Each of the Nevada Subsidiaries that is a limited liability company has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Nevada. All of the issued and outstanding shares of capital stock of each of the Nevada Subsidiaries that is a corporation have been duly authorized and validly issued, are fully paid and nonassessable and are directly owned of record by the Company or one of the Nevada Subsidiaries. All of the issued and outstanding membership interests of each of the Nevada Subsidiaries that is a limited liability company have been duly authorized and validly issued, are fully paid and nonassessable and are directly owned of record by the Company or one of the Nevada Subsidiaries. Assuming that the Company acquired such shares and interests in good faith and without knowledge of any adverse claim, to the best of such counsel's knowledge, the Company or its subsidiary holds such shares and interests free and clear of any security interest, lien, encumbrance or other adverse claim. To the best of such counsel's knowledge, except as disclosed in the Registration Statement and the Prospectus, there is no outstanding subscription, option, warrant or other right calling for the issuance of any share of stock of any of the Nevada Subsidiaries or any security convertible into, exercisable for, or exchangeable for stock of any Nevada Subsidiary.

          (ii) Each of the Nevada Subsidiaries has all requisite corporate or limited liability company power and authority to own, lease and license its assets and properties, to conduct its businesses as described and to the extent described in the Registration Statement and Prospectus, but only to the extent the same are currently conducted and operated and to enter into and perform its obligations under this Agreement, the Indenture and its Subsidiary Guarantee, to the extent that it is a party hereto or thereto.

          (iii) To the extent the Nevada Subsidiaries are parties thereto, the Indenture and the Subsidiary Guarantees contained therein have been duly and validly authorized, and the Indenture and such Subsidiary Guarantees have been executed and delivered by the Nevada Subsidiaries.

          (iv) To the best of such counsel's knowledge, none of the Nevada Subsidiaries is in violation of any term or provision of its articles or incorporation or bylaws, or articles of organization or operating agreement, as the case may be. Except as disclosed in the Registration Statement and the Prospectus, to the best of such counsel's knowledge, no default exists and no event has occurred which with notice or lapse of time, or both, would constitute a default in the due performance and observance of any express term, covenant or condition by any of the Nevada Subsidiaries of any indenture, mortgage, deed of trust, note or any other agreement or instrument to which any of the Nevada Subsidiaries is a party or by which they or any of their assets or properties or businesses may be bound or affected, where the consequences of such default would have a material adverse effect on the assets, properties, business, results of operations, prospects or financial condition of the Company and its subsidiaries considered as one enterprise.

          (v) Each of the Company and the Nevada Subsidiaries has all authorizations, approvals, consents, orders, licenses, certificates and permits required of or from any governmental or regulatory body under the Nevada Gaming Control Act and the rules and regulations promulgated thereunder (the "Nevada Gaming Laws")(each, a "Nevada Permit") to own, lease and license its assets and properties and to conduct its business as described in the Registration Statement and the Prospectus but only to the extent the same are currently conducted and operated and to issue the Notes and to execute the Subsidiary Guarantees. To the best of such counsel's knowledge, the Company and each of the Nevada Subsidiaries have fulfilled and performed in all material respects all of their obligations with respect to Nevada Permits, and, to the best of such counsel's knowledge, neither the Company nor any Nevada Subsidiary is in violation of any term or provision of any such Nevada Permits, nor has any event occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or which could result in any material impairment of the rights of the holder of any such Nevada Permits.

          (vi) To the extent the Nevada Subsidiaries are parties hereto, this Agreement has been duly authorized, executed and delivered by the Nevada Subsidiaries. No Nevada Permits are required for the performance of this Agreement or for the consummation of the transactions contemplated hereby or any other transaction described in the Registration Statement and the Prospectus to be entered into prior to or contemporaneously with the sale of the Notes and the execution of the Subsidiary Guarantees, except (i) as disclosed in the Registration Statement and the Prospectus and (ii) for such Nevada Permits that have been obtained.

          (vii) Assuming (except as hereinafter provided with respect to the Notes) the due authorization, execution and delivery of the Indenture by the Company and the Trustee, the Indenture constitutes, and the Notes, when executed by the Company and authenticated by the Trustee in the manner provided in the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee) and delivered against payment of the purchase price therefor, will constitute, the valid and binding agreements of the Company enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar law relating to or affecting creditors' rights generally or by general equitable principles and except that certain provisions of the above- referenced documents may not be enforceable in whole or in part under the laws of the State of Nevada, but the inclusion of such provisions does not affect the validity of such documents and such documents contain adequate provisions for enforcing payment of the monetary obligations of the Company under the Notes and for the practical realization of the rights and benefits afforded thereby, provided such enforcement is conducted in accordance with the procedures established by the laws of the State of Nevada.

          (viii) The Indenture (including the Subsidiary Guarantees therein) has been duly authorized, executed and delivered by the Company Nevada Subsidiaries to the extent they are parties thereto. Assuming the due authorization, execution and delivery of the Indenture by the Subsidiary Guarantors (other than the Nevada Subsidiaries) and, assuming the due authorization, execution and delivery thereof by the Trustee, the Indenture (including the Subsidiary Guarantees therein) constitutes valid and binding agreements of the Subsidiary Guarantors enforceable against such Subsidiary Guarantors in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar law relating to or affecting creditors' rights generally or by general equitable principles and except that certain provisions of the above-referenced documents may not be enforceable in whole or in part under the laws of the State of Nevada, but the inclusion of such provisions does not affect the validity of such documents and such documents contain adequate provisions for enforcing payment of the monetary obligations of the Subsidiary Guarantors under the Indenture and for the practical realization of the rights and benefits afforded thereby, provided such enforcement is conducted in accordance with the procedures established by the laws of the State of Nevada.

          (ix) The statements under the caption "Regulation and Licensing-- Nevada Gaming Regulation" (and the statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 under the caption "Item 1. Business-Hotels and Gaming-Nevada Government Regulation") included in the Prospectus insofar as such statements constitute a summary of matters of Nevada law, a summary of Nevada proceedings or Nevada legal conclusions, in each case as in effect at the time such statements were made, are correct in all material respects.

                                   Exhibit C
                                   ---------

                 Opinion matters covered by Sterns & Weinroth,
                       New Jersey counsel to the Company

          (i) Each of MGM Grand Atlantic City, Inc. ("MGM-AC") and MAC, Corp. ("MAC" and together with MGM-AC, the "New Jersey Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of New Jersey. All of the issued and outstanding shares of capital stock of MGM-AC have been duly authorized and validly issued, are fully paid and nonassessable and are directly owned of record by the Company. Assuming the Company acquired such shares without knowledge of any adverse claim, to the best of such counsel's knowledge, the Company holds such shares free and clear of any security interest, lien, encumbrance or other adverse claim. All of the issued and outstanding shares of capital stock of MAC have been duly authorized and validly issued, are fully paid and nonassessable and are directly owned of record by Mirage Resorts, Incorporated. Assuming Mirage Resorts, Incorporated acquired such shares without knowledge of any adverse claim, to the best of such counsel's knowledge, Mirage Resorts, Incorporated holds such shares free and clear of any security interest, lien, encumbrance or other adverse claim. To such counsel's knowledge, except as disclosed in the Registration Statement and the Prospectus, there is no outstanding subscription, option, warrant or other right calling for the issuance of any share of stock of any New Jersey Subsidiary or any security convertible into, exercisable for, or exchangeable for stock of such Subsidiary.

          (ii) Each of the New Jersey Subsidiaries has all requisite corporate power and authority to own, lease and license its assets and properties, to conduct its businesses as described in the Registration Statement and Prospectus, but only to the extent the same are currently conducted and operated, and to enter into and perform its obligations under this Agreement, the Indenture and its Subsidiary Guarantee, to the extent that it is a party hereto or thereto.

          (iii) Each New Jersey Subsidiary has taken all necessary corporate action to authorize the execution and delivery of this Agreement, the Indenture and its Subsidiary Guarantee, to the extent that it is a party hereto or thereto.

          (iv) To such counsel's knowledge, no New Jersey Subsidiary is in violation of any term or provision of its charter or bylaws. Except as disclosed in the Registration Statement and the Prospectus, to such counsel's knowledge, no default exists and no event has occurred which with notice or lapse of time, or both, would constitute a default in the due performance and observance of any express term, covenant or condition by such New Jersey Subsidiary of any indenture, mortgage, deed of trust, note or any other agreement or instrument to which such New Jersey Subsidiary is a party or by which it or any of its assets or properties or businesses may be bound or affected, where the consequences of such default would have a material adverse effect on the assets, properties, business, results of operations, prospects or financial condition of the Company and its subsidiaries considered as one enterprise.

          (v) No authorization, approval, consent, order, license, certificate or permit (each, "a New Jersey Permit") required of or from any governmental or regulatory body under the New Jersey Casino Control Act and the rules and regulations promulgated thereunder (the "New Jersey Gaming Laws") is required for the performance of this Agreement or for the consummation of the transactions contemplated hereby or any other transaction described in the Registration Statement or the Prospectus to be entered into in connection therewith (including the issuance of the Subsidiary Guarantees) except as disclosed in the Registration Statement or the Prospectus and except for such New Jersey Permits that have been obtained. This Agreement, the Registration Statement and the Prospectus have been presented to any and all governmental agencies or authorities to the extent required by any New Jersey Gaming Laws, and such documents and the transactions contemplated hereby or thereby have been approved by or on behalf of such governmental agencies or authorities to the extent required by any New Jersey Gaming Laws, and such approvals have not been revoked, modified or rescinded.

          (vi) The statements in the Prospectus under the caption "Regulation and Licensing--New Jersey Government Regulation" insofar as such statements constitute a summary of matters of New Jersey law, a summary of New Jersey proceedings or New Jersey legal conclusions, in each case as in effect at the time such statements were made, are correct in all material respects.

                                   Exhibit D
                                   ---------

               Opinion matters covered by Dickinson Wright PLLC,
                        Michigan counsel to the Company

          (i) No authorization, approval, consent, order, license, certificate or permit (each, a "Michigan Permit") required of or from any governmental or regulatory body under the Michigan Gaming Control Act and the rules and regulations promulgated thereunder (the "Michigan Gaming Laws") is required for the performance of this Agreement or for the consummation of the transactions contemplated hereby or any other transaction described in the Registration Statement or the Prospectus to be entered into in connection therewith (including the issuance of the Subsidiary Guarantees) except as disclosed in the Registration Statement and except for such Michigan Permits that have been obtained. This Agreement, the Registration Statement and the Prospectus have been presented to any and all governmental agencies or authorities to the extent required by any Michigan Gaming Laws, and such documents and the transactions contemplated hereby or thereby have been approved by or on behalf of such governmental agencies or authorities to the extent required by any Michigan Gaming Laws, and such approvals have not been revoked, modified or rescinded.

          (ii) The statements in the Prospectus under the caption "Regulation and Licensing--Michigan Government Regulation and Taxation " insofar as such statements constitute a summary of matters of Michigan law, a summary of Michigan proceedings or Michigan legal conclusions, in each case as in effect at the time such statements were made, are correct in all material respects.

                                   Exhibit E
                                   ---------

              Opinion matters covered by Eaton and Cottrell P.A.,
                      Mississippi counsel to the Company

          (i) Each of Beau Rivage Distribution Corp., Beau Rivage Resorts, Inc., Bungalow, Inc. and PRMA-MS, Inc. (the "Mississippi Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of Mississippi. Based upon certificates of the Mississippi Subsidiaries and such counsel's review of the articles of incorporation, bylaws, minute books and stock record books of the Mississippi Subsidiaries, all of the issued and outstanding shares of capital stock of the Mississippi Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are directly owned of record by the Company or a wholly owned, direct or indirect, domestic subsidiary of the Company. Assuming the Company or such subsidiary acquired such shares in good faith and without knowledge of any adverse claim, to such counsel's knowledge, the Company or such subsidiary holds such shares free and clear of any security interest, lien, encumbrance or other adverse claim. To such counsel's knowledge, except as disclosed in the Registration Statement and the Prospectus, there is no outstanding subscription, option, warrant or other right calling for the issuance of any share of stock of any Mississippi Subsidiary or any security convertible into, exercisable for, or exchangeable for stock of such Subsidiary.

          (ii) Each of the Mississippi Subsidiaries has all requisite corporate power and authority to own, lease and license its assets and properties, to conduct its businesses as described in the Registration Statement and Prospectus, but only to the extent the same are currently conducted and operated, and to enter into and perform its obligations under this Agreement, the Indenture and its Subsidiary Guarantee, to the extent that it is a party hereto or thereto.

          (iii) Based upon certificates of the Mississippi Subsidiaries and such counsel's review of the articles of incorporation, bylaws and minute books of the Mississippi Subsidiaries, each Mississippi Subsidiary has taken all necessary corporate action to authorize the execution and delivery of this Agreement, the Indenture and its Subsidiary Guarantee, to the extent that it is a party hereto or thereto.

          (iv) To such counsel's knowledge, no Mississippi Subsidiary is in violation of any term or provision of its articles of incorporation or bylaws. Except as disclosed in the Registration Statement and the Prospectus, to such counsel's knowledge, no default exists and no event has occurred which with notice or lapse of time, or both, would constitute a default in the due performance and observance of any express term, covenant or condition by such Mississippi Subsidiary of any indenture, mortgage, deed of trust, note or any other agreement or instrument to which such Mississippi Subsidiary is a party or by which it or any of its assets or properties or businesses may be bound or affected, where the consequences of such default would have a material adverse effect on the assets, properties, business, results of operations, prospects or financial condition of the Company and its subsidiaries considered as one enterprise.

          (v) No authorization, approval, consent, order, license, certificate or permit (each, a "Mississippi Permit") required of or from any governmental or regulatory body under the Mississippi Gaming Control Act and the rules and regulations promulgated thereunder ("Mississippi Gaming Laws") is required for the performance of this Agreement or for the consummation of the transactions contemplated hereby or any other transaction described in the Registration Statement or the Prospectus to be entered into in connection therewith (including the issuance of the Subsidiary Guarantees) except as disclosed in the Registration Statement and the Prospectus and except for such Mississippi Permits that have been obtained. This Agreement, the Registration Statement and the Prospectus have been presented to any and all governmental agencies or authorities to the extent required by any Mississippi Gaming Laws, and such documents and the transactions contemplated hereby or thereby have been approved by or on behalf of such governmental agencies or authorities to the extent required by any Mississippi Gaming Laws, and such approvals have not been revoked, modified or rescinded.

          (vi) The statements in the Prospectus under the caption "Regulation and Licensing--Mississippi Government Regulation" insofar as such statements constitute a summary of matters of Mississippi law, a summary of Mississippi proceedings or Mississippi legal conclusions, in each case as in effect at the date such statements were made, are correct in all material respects.

                                   Exhibit F
                                   ---------

              Opinion matters covered by Gibson, Dunn & Crutcher

     The matters set forth in (i), (v) (as to Delaware corporations), (vi),
(vii), and (xiii) to (xvi) inclusive, of Exhibit A.

     In giving its opinions required by subsection (b)(6) of Section 5, Gibson, Dunn & Crutcher LLP shall be entitled to rely on the opinions of internal counsel to the Company and Lionel, Sawyer and Collins with respect to Nevada law matters, Eaton and Cottrell P.A. with respect to Mississippi law matters and Sterns & Weinroth with respect to New Jersey law matters.